     Exhibit 99.1
CNH Industrial N.V. Reports Second Quarter 2026 Results
Consolidated revenues for the second quarter of 2026 were $4.8 billion, up 2% year-over-year
Reported Net income of $141 million and adjusted Net income(1) of $161 million
Second quarter diluted earnings per share at $0.11
Returned $0.2 billion to shareholders through dividends and share repurchases
Full-year guidance narrowed to the higher end of the previous ranges

Basildon, UK - August 3, 2026 - CNH Industrial N.V. (NYSE: CNH) reported Net income for the three months ended June 30, 2026, of $141 million, with basic earnings per share and diluted earnings per share of $0.11, compared with Net income of $217 million and basic earnings per share and diluted earnings per share of $0.17 in Q2 2025. Adjusted Net income(1) for the second quarter of 2026 was $161 million compared to $216 million for the second quarter of 2025.
Consolidated revenues for the second quarter ended June 30, 2026, were $4.80 billion, and Net Sales of Industrial Activities were $4.14 billion, both up compared to Q2 2025.
Net cash provided by operating activities was $145 million, and Free cash flow of Industrial Activities was $150 million in Q2 2026.
Income tax expense was $43 million ($76 million in Q2 2025) with an effective tax rate (“ETR”) of 25.0% (27.6% in Q2 2025). The adjusted ETR(1) was 25.1% for the second quarter (27.7% in Q2 2025).
“Our second quarter results reflect disciplined execution by the CNH team in a market that remains at the trough of the agriculture cycle,” said Gerrit Marx, Chief Executive Officer of CNH. “Despite the industry conditions, we delivered year-over-year revenue growth and continued progress on our strategic priorities, including quality, sourcing, operational efficiency, and dealer network consolidation. While farmer economics remain pressured, we are seeing constructive equipment-cycle indicators, including dealer inventory normalization, aging fleets, and a more balanced relationship between new and used equipment pricing. We remain focused on supporting our dealers and customers today while investing in the iron and technology capabilities that will strengthen CNH through the next cycle.”

2026 Second Quarter Results

US-GAAP
($ millions, except per share data)	Q2 2026	Q2 2025	Change	Change at c.c.(2)
Consolidated revenues	4,803	4,711	+2%	—%
of which Net sales of Industrial Activities	4,143	4,021	+3%	1%
Net income	141	217	(35)%
Diluted EPS	0.11	0.17	(0.06)
Cash flow provided by operating activities	145	772	(627)

NON-GAAP(1)
($ millions, except per share data)	Q2 2026	Q2 2025	Change
Adjusted EBIT of Industrial Activities	167	224	(25)%
Adjusted EBIT margin of Industrial Activities	4.0%	5.6%	(160) bps
Adjusted Net income	161	216	(25)%
Adjusted diluted EPS $	0.13	0.17	(0.04)
Free cash flow of Industrial Activities	150	451	(301)

Agriculture
($ millions)	Q2 2026	Q2 2025	Change	Change at c.c.(2)
Net sales	3,277	3,248	+1%	(1)%
Adjusted EBIT	170	263	(35)%
Adjusted EBIT margin(1)	5.2%	8.1%	(290) bps
In North America, second quarter industry sales volume was down 16% year-over-year for tractors under 140 HP and down 17% for tractors over 140 HP; combines were down 7%. In Europe, Middle East and Africa ("EMEA"), tractor and combine demand down 11% and 1%, respectively. South America saw tractor and combine demand decline 8% and 29%, respectively. In Asia Pacific, tractor demand increased 15%, while combine demand decreased 48%.
Agriculture Net sales were flat year-over-year in the quarter at $3.3 billion, a result of favorable price realization, offset by lower volumes in South America.
Adjusted EBIT decreased to $170 million from $263 million in Q2 2025, primarily due to lower volumes in South America, unfavorable mix in North America and EMEA, the impact of tariffs, higher Selling, general and administrative expenses (“SG&A”) and Research and development expenses (“R&D”) and lower joint venture results. SG&A expenses were mainly impacted by higher labor costs. R&D expenses represented 6.1% of sales in Q2 2026 (6.0% in Q2 2025).

Construction
($ millions)	Q2 2026	Q2 2025	Change	Change at c.c.(2)
Net sales	866	773	+12%	+10%
Adjusted EBIT	15	35	(57)%
Adjusted EBIT margin(1)	1.7%	4.5%	(280) bps
Global industry sales volume for construction equipment increased 17% year-over-year in the second quarter for Heavy equipment and 6% for Light equipment. Aggregated demand increased 5% in North America, 9% in EMEA, 12% in South America, and 16% in Asia Pacific.
Construction Net sales increased 12% in the quarter to $866 million, driven by higher volumes in North America and included shipments that were initially delayed during the first quarter of 2026.
Adjusted EBIT decreased to $15 million from $35 million in Q2 2025, primarily due to the impact of tariffs and higher R&D expenses, partially offset by higher volumes and lower SG&A expenses. SG&A benefited from the absence of prior year non-recurring costs, partially offset by higher labor costs.

Financial Services
($ millions)	Q2 2026	Q2 2025	Change	Change at c.c.(2)
Revenues	656	685	(4)%	(7)%
Net income	71	87	(18)%
Equity at quarter-end	2,923	2,907	+16
Retail loan originations	2,531	2,740	(209)
Financial Services revenues decreased 4% in the quarter, largely driven by unfavorable volumes in South America and North America, reduced used equipment sales due to fewer operating lease maturities, and lower yields in all regions except South America, partially offset by favorable currency translation.
Net income was $71 million in the quarter, a decrease of $16 million versus Q2 2025, largely driven by margin compression in all regions except North America, lower volumes in South America and North America, higher risk costs in Brazil, and increased labor costs, partially offset by a lower effective tax rate.
The managed portfolio (including unconsolidated joint ventures) was $28.0 billion as of June 30, 2026 (of which retail was 70% and wholesale was 30%), down $0.7 billion compared to June 30, 2025 (down $0.7 billion on a constant currency basis(2)).
As of June 30, 2026, the receivable balance greater than 30 days past due, as a percentage of receivables, was 4.4% (3.9% as of June 30, 2025), due to economic factors impacting farmers, specifically in South America.

Results for the Six Months Ended June 30, 2026

US-GAAP
($ millions)	YTD Q2 2026	YTD Q2 2025	Change	Change at c.c.(2)
Consolidated revenue	8,629	8,539	+1%	(2)%
of which Net sales of Industrial Activities	7,313	7,193	+2%	(1)%
Net income	151	349	(57)%
Diluted EPS $	0.12	0.27	(0.15)
Cash flow provided by operating activities	180	934	(754)

NON-GAAP(1)
($ millions)	YTD Q2 2026	YTD Q2 2025	Change
Adjusted EBIT of Industrial Activities	122	325	(62)%
Adjusted EBIT margin of Industrial Activities	1.7%	4.5%	(280) bps
Adjusted Net income	182	348	(48)%
Adjusted diluted EPS $	0.14	0.27	(0.13)
Free cash flow used in Industrial Activities	(439)	(116)	(323)

Agriculture
($ millions)	YTD Q2 2026	YTD Q2 2025	Change	Change at c.c.(2)
Net sales	5,873	5,829	+1%	(2)%
Adjusted EBIT	197	402	(51)%
Adjusted EBIT margin(1)	3.4%	6.9%	(350) bps

Construction
($ millions)	YTD Q2 2026	YTD Q2 2025	Change	Change at c.c.(2)
Net sales	1,440	1,364	+6%	+3%
Adjusted EBIT	(13)	49	(127)%
Adjusted EBIT margin(1)	(0.9)%	3.6%	(450) bps

Financial Services
($ millions)	YTD Q2 2026	YTD Q2 2025	Change	Change at c.c.(2)
Revenues	1,302	1,336	(3)%	(6)%
Net income	145	177	(18)%

2026 Outlook
Farmers continue to face challenging market dynamics, including low commodity prices, high input costs, and an uncertain trade environment. CNH’s Agriculture segment has and will continue to respond to these market dynamics by maintaining low production levels, working with its dealer network to lower channel inventory, pursuing cost efficiencies, and managing rapid changes in trade policies. CNH’s Construction segment will continue to focus on quality, manufacturing efficiencies, and tariff cost offset opportunities.
CNH is benefitting from recent changes in tariff levels yet also incurring higher transportation costs and managing challenging market conditions in South America. In this trough year of the agriculture industry cycle, CNH is focusing on its sales execution, cost discipline, and manufacturing performance. We forecast that we will deliver results at the higher end of the forecast ranges previously communicated.
Consequently, we are updating our 2026 outlook as follows:
•Agriculture segment net sales about flat year-over-year, including +2% currency translation effects
•Agriculture segment adjusted EBIT margin between 5.0% and 5.5%
•Construction segment net sales up between 5% to 10% year-over-year, including +2% currency translation effects
•Construction segment adjusted EBIT margin between 1.8% and 2.3%
•Free Cash Flow of Industrial Activities(3) between $200 million and $400 million
•Adjusted diluted EPS(3) between $0.41 to $0.46
Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
(1)These items are non-GAAP financial measures. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the “Other Supplemental Financial Information” section for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
(2)c.c. means at constant currency.
(3)The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
The following applies to the information throughout this release:
•See tables later in this release for the reconciliations of the non-GAAP financial measures to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).
•The consolidated financial statements within this release should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2025, included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.
•Industrial Activities represents the enterprise without Financial Services. Industrial Activities include the Company's Agriculture, Construction, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
•Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) EMEA; (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
•North America: United States, Canada, and Mexico;
•EMEA: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
•South America: Central and South America, and the Caribbean Islands; and
•Asia Pacific: Continental Asia (including the India subcontinent), Indonesia, Japan and Oceania.
Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S.

GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP: is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring and other transformation expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring and other transformation charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring and other transformation expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate ("Adjusted ETR"): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity income from unconsolidated affiliates, less restructuring and other transformation expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities ("Industrial Free Cash Flow"): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current period’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
Forward-looking Statements
All statements other than statements of historical fact contained in this filing including competitive strengths, business strategy, future financial position or operating results, budgets, projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items, costs, and plans and objectives of management regarding operations and products, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements also include, but are not limited to, statements regarding the plans, objectives, strategies, financial performance and outlook, trends, and future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views, expectations, estimates, and assumptions, including, in some cases, estimates and data received from third parties, and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or if any other assumptions underlying any of the forward-looking statements prove to be incorrect, actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety, or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; weather conditions, particularly to the extent it impacts the agricultural industry; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other postemployment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
The foregoing list of factors is not exhaustive. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this document to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Further information concerning CNH including factors that potentially could materially affect CNH's financial results, is included in CNH's reports and filings with the U.S. SEC.
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2025 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q).
Conference Call and Webcast
Today, at 9:00 a.m. EDT, management will hold a conference call to present second quarter 2026 results to financial analysts and institutional investors. The call can be followed live online and a recording will be available later on the Company’s website www.cnh.com. A presentation will be made available on the CNH website prior to the conference call.
CONTACTS
Media Inquiries – Laura Overall +44 207 925 1964 or Sara Granack +1 847 393 3604
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza +1 630 740 8079 or Joe Recendez + 1 708 932 5916
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ and shares in millions, except per share data)	2026	2025	2026	2025
Revenues
Net sales	$4,143	$4,021	$7,313	$7,193
Finance, interest and other income	660	690	1,316	1,346
Total Revenues	4,803	4,711	8,629	8,539
Costs and Expenditures
Cost of goods sold	3,396	3,192	6,001	5,761
Selling, general and administrative expenses	494	478	959	864
Research and development expenses	230	218	462	402
Restructuring and other transformation expenses	27	5	31	11
Interest expense	372	360	737	722
Other, net	112	183	254	342
Total Costs and Expenditures	4,631	4,436	8,444	8,102

Consolidated income before income taxes	172	275	185	437
Income tax expense	(43)	(76)	(47)	(123)
Equity income from unconsolidated affiliates	12	18	13	35
Net income	141	217	151	349
Net income attributable to noncontrolling interests	3	4	6	5
Net income attributable to CNH Industrial N.V.	$138	$213	$145	$344

Earnings per share attributable to CNH Industrial N.V.
Basic earnings per share	$0.11	$0.17	$0.12	$0.28
Diluted earnings per share	$0.11	$0.17	$0.12	$0.27
Weighted-average shares outstanding
Basic	1,238	1,250	1,240	1,249
Diluted	1,241	1,253	1,242	1,253

Cash dividends declared per common share	$0.10	$0.25	$0.10	$0.25

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025
(Unaudited)

($ millions)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,868	$2,578
Restricted cash	596	651
Financing receivables, net	22,520	23,105
Financial receivables from Iveco Group N.V.	238	195
Inventories, net	5,171	4,651
Property, plant and equipment, net and Equipment under operating leases, net	3,798	3,772
Other intangible assets, net	4,667	4,703
Other receivables and assets	3,314	3,092
Total Assets	$42,172	$42,747
Liabilities and Equity
Debt	$25,966	$26,762
Financial payables to Iveco Group N.V.	78	91
Other payables and liabilities	8,275	8,069
Total Liabilities	34,319	34,922
Redeemable noncontrolling interest	59	53
Equity	7,794	7,772
Total Liabilities and Equity	$42,172	$42,747

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

	Six Months Ended June 30,
($ millions)	2026	2025
Cash Flows from Operating Activities
Net income	$151	$349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense, excluding assets under operating leases	233	208
Depreciation and amortization expense of assets under operating leases	99	98
Undistributed income (loss) from unconsolidated affiliates	(9)	11
Other non-cash items	212	183
Changes in operating assets and liabilities:
Provisions	(83)	(153)
Deferred income taxes	(72)	(30)
Trade and financing receivables, net	(10)	443
Inventories, net	(436)	(51)
Trade payables	177	(8)
Other assets and liabilities	(82)	(116)
Net cash provided by operating activities	180	934
Cash Flows from Investing Activities
Additions to retail receivables	(3,290)	(3,701)
Collections of retail receivables	3,893	3,810
Expenditures for property, plant and equipment and intangible assets	(210)	(196)
Expenditures for assets under operating leases, net	(281)	(320)
Other, net	(39)	(215)
Net cash provided (used) by investing activities	73	(622)
Cash Flows from Financing Activities
Net decrease in debt	(835)	(935)
Dividends paid	(127)	(321)
Purchase of treasury shares	(62)	(5)
Net cash used in financing activities	(1,024)	(1,261)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	6	230
Net decrease in cash, cash equivalents and restricted cash	(765)	(719)
Cash, cash equivalents and restricted cash, beginning of period	3,229	3,866
Cash, cash equivalents and restricted cash, end of period	$2,464	$3,147

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)

	Three Months Ended June 30, 2026					Three Months Ended June 30, 2025
($ millions)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$4,143	$—	$—		$4,143	$4,021	$—	$—		$4,021
Finance, interest and other income	24	656	(20)	(4)	660	39	685	(34)	(4)	690
Total Revenues	4,167	656	(20)		4,803	4,060	685	(34)		4,711
Costs and Expenditures
Cost of goods sold	3,396	—	—		3,396	3,192	—	—		3,192
Selling, general and administrative expenses	365	129	—		494	364	114	—		478
Research and development expenses	230	—	—		230	218	—	—		218
Restructuring and other transformation expenses	27	—	—		27	5	—	—		5
Interest expense	65	327	(20)	(5)	372	65	329	(34)	(5)	360
Other, net	(6)	118	—		112	49	134	—		183
Total Costs and Expenditures	4,077	574	(20)		4,631	3,893	577	(34)		4,436
Consolidated income before income taxes	90	82	—		172	167	108	—		275
Income tax expense	(26)	(17)	—		(43)	(51)	(25)	—		(76)
Equity income from unconsolidated affiliates	6	6	—		12	14	4	—		18
Net income	$70	$71	$—		$141	$130	$87	$—		$217

	Six Months Ended June 30, 2026					Six Months Ended June 30, 2025
($ millions)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$7,313	$—	$—		$7,313	$7,193	$—	$—		$7,193
Finance, interest and other income	56	1,302	(42)	(4)	1,316	69	1,336	(59)	(4)	1,346
Total Revenues	7,369	1,302	(42)		8,629	7,262	1,336	(59)		8,539
Costs and Expenditures
Cost of goods sold	6,001	—	—		6,001	5,761	—	—		5,761
Selling, general and administrative expenses	722	237	—		959	669	195	—		864
Research and development expenses	462	—	—		462	402	—	—		402
Restructuring and other transformation expenses	31	—	—		31	11	—	—		11
Interest expense	120	659	(42)	(5)	737	120	661	(59)	(5)	722
Other, net	27	227	—		254	83	259	—		342
Total Costs and Expenditures	7,363	1,123	(42)		8,444	7,046	1,115	(59)		8,102
Consolidated income (loss) before income taxes	6	179	—		185	216	221	—		437
Income tax expense	(4)	(43)	—		(47)	(70)	(53)	—		(123)
Equity income from unconsolidated affiliates	4	9	—		13	26	9	—		35
Net income	$6	$145	$—		$151	$172	$177	$—		$349
(4)Elimination of Financial Services’ interest income earned from Industrial Activities.
(5)Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of June 30, 2026 and December 31, 2025
(Unaudited)

	June 30, 2026					December 31, 2025
($ millions)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,294	$574	$—		$1,868	$1,932	$646	$—		$2,578
Restricted cash	114	482	—		596	109	542	—		651
Financing receivables, net	180	22,559	(219)	(6)	22,520	141	23,363	(399)	(6)	23,105
Financial receivables from Iveco Group N.V.	149	89	—		238	142	53	—		195
Inventories, net	5,081	90	—		5,171	4,564	87	—		4,651
Property, plant and equipment, net and Equipment under operating leases, net	2,198	1,600	—		3,798	2,199	1,573	—		3,772
Other intangible assets, net	4,497	170	—		4,667	4,533	170	—		4,703
Other receivables and assets	2,856	654	(196)	(7)	3,314	2,707	580	(195)	(7)	3,092
Total Assets	$16,369	$26,218	$(415)		$42,172	$16,327	$27,014	$(594)		$42,747
Liabilities and Equity
Debt	$4,302	$21,979	$(315)	(6)	$25,966	$4,385	$22,861	$(484)	(6)	$26,762
Financial payables to Iveco Group N.V.	2	76	—		78	3	88	—		91
Other payables and liabilities	7,135	1,240	(100)	(7)	8,275	7,012	1,167	(110)	(7)	8,069
Total Liabilities	11,439	23,295	(415)		34,319	11,400	24,116	(594)		34,922
Redeemable noncontrolling interest	59	—	—		59	53	—	—		53
Equity	4,871	2,923	—		7,794	4,874	2,898	—		7,772
Total Liabilities and Equity	$16,369	$26,218	$(415)		$42,172	$16,327	$27,014	$(594)		$42,747
(6)Elimination of financial receivables/payables between Industrial Activities and Financial Services.
(7)Primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Six Months Ended June 30, 2026 and 2025
(Unaudited)

	Six Months Ended June 30, 2026					Six Months Ended June 30, 2025
($ millions)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income	$6	$145	$—		$151	$172	$177	$—		$349
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization expense, excluding assets under operating leases	230	3	—		233	206	2	—		208
Depreciation and amortization expense of assets under operating leases	1	98	—		99	3	95	—		98
Undistributed loss (income) from unconsolidated affiliates	120	(9)	(120)	(8)	(9)	140	(9)	(120)	(8)	11
Other non-cash items, net	25	187	—		212	33	150	—		183
Changes in operating assets and liabilities:
Provisions	(85)	2	—		(83)	(153)	—	—		(153)
Deferred income taxes	(22)	(50)	—		(72)	(11)	(19)	—		(30)
Trade and financing receivables, net	(3)	(6)	(1)	(9)	(10)	(63)	504	2	(9)	443
Inventories, net	(570)	134	—		(436)	(219)	168	—		(51)
Trade payables	205	(29)	1	(9)	177	16	(21)	(3)	(9)	(8)
Other assets and liabilities	(147)	65	—		(82)	(14)	(103)	1		(116)
Net cash provided (used) by operating activities	(240)	540	(120)		180	110	944	(120)		934
Cash Flows from Investing Activities
Additions to retail receivables	—	(3,290)	—		(3,290)	—	(3,701)	—		(3,701)
Collections of retail receivables	—	3,893	—		3,893	—	3,810	—		3,810
Expenditures for property, plant and equipment and intangible assets	(206)	(4)	—		(210)	(191)	(5)	—		(196)
Expenditures for assets under operating leases, net	—	(281)	—		(281)	—	(320)	—		(320)
Other, net	(228)	189	—		(39)	(448)	233	—		(215)
Net cash provided (used) by investing activities	(434)	507	—		73	(639)	17	—		(622)
Cash Flows from Financing Activities
Net increase (decrease) in debt	235	(1,070)	—		(835)	450	(1,385)	—		(935)
Dividends paid	(127)	(120)	120	(8)	(127)	(321)	(120)	120	(8)	(321)
Purchase of treasury shares	(62)	—	—		(62)	(5)	—	—		(5)
Net cash provided (used) by financing activities	46	(1,190)	120		(1,024)	124	(1,505)	120		(1,261)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(5)	11	—		6	185	45	—		230
Net decrease cash, cash equivalents and restricted cash	(633)	(132)	—		(765)	(220)	(499)	—		(719)
Cash, cash equivalents and restricted cash, beginning of period	2,041	1,188	—		3,229	2,421	1,445	—		3,866
Cash, cash equivalents and restricted cash, end of period	$1,408	$1,056	$—		$2,464	$2,201	$946	$—		$3,147
(8)Elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(9)Elimination of certain minor activities between Industrial Activities and Financial Services.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
($ millions)	2026	2025	2026	2025
Industrial Activities segments
Agriculture	$170	$263	$197	$402
Construction	15	35	(13)	49
Unallocated items, eliminations and other	(18)	(74)	(62)	(126)
Total Adjusted EBIT of Industrial Activities	$167	$224	$122	$325

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended June 30,		Six Months Ended June 30,
($ millions)	2026	2025	2026	2025
Net income	$141	$217	$151	$349
Less: Income tax expense	(43)	(76)	(47)	(123)
Consolidated income before income taxes	184	293	198	472
Less: Financial Services
Financial Services Net income	71	87	145	177
Financial Services Income Taxes	17	25	43	53
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	41	26	64	51
Foreign exchange losses of Industrial Activities, net	1	9	3	14
Finance and non-service component of Pension and other postemployment benefit costs of Industrial Activities	2	3	6	7
Adjustments for the following Industrial Activities items:
Restructuring and other transformation expenses	27	5	31	11
Other discrete items (10)	—	—	8	—
Total Adjusted EBIT of Industrial Activities	$167	$224	$122	$325
(10)For the six months ended June 30, 2026, this item included an $8 million non-cash impairment on a minority investment.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total Debt to Net Debt under U.S. GAAP
	Industrial Activities		Financial Services			Consolidated
($ millions)	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025		June 30, 2026	December 31, 2025
Third party debt	$(4,229)	$(4,104)	$(21,737)	$(22,658)	$(22,658)	$(25,966)	$(26,762)
Intersegment notes payable	(73)	(281)	(242)	(203)		—	—
Financial payables to Iveco Group N.V.	(2)	(3)	(76)	(88)		(78)	(91)
Total Debt	(4,304)	(4,388)	(22,055)	(22,949)		(26,044)	(26,853)
Cash and cash equivalents	1,294	1,932	574	646		1,868	2,578
Restricted cash	114	109	482	542		596	651
Intersegment notes receivable	242	203	73	281		—	—
Financial receivables from Iveco Group N.V.	149	142	89	53		238	195
Derivatives	(15)	(23)	7	25		(8)	2
Net Debt	$(2,520)	$(2,025)	$(20,830)	$(21,402)		$(23,350)	$(23,427)

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Six Months Ended June 30,			Three Months Ended June 30,
2026	2025	($ millions)	2026	2025
$180	$934	Net cash provided by Operating Activities	$145	$772
		Less:
(420)	(824)	Net Cash provided (used) by Operating Activities of Financial Services, net of eliminations	114	(186)
8	9	Change in derivatives hedging debt of Industrial Activities and other	6	—
(206)	(191)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(114)	(88)
(1)	(44)	Other changes	(1)	(47)
$(439)	$(116)	Free cash flow (used in) Industrial Activities	$150	$451

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax Expense to Net Income and Income Tax Expense and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP
Six Months Ended June 30,			Three Months Ended June 30,
2026	2025	($ and shares of millions, except per share data)	2026	2025
$151	$349	Net income	$141	$217
39	(1)	Adjustments impacting Net income before Income tax expense and equity income from unconsolidated affiliates (a)	27	(1)
(8)	—	Adjustments impacting Income tax expense (b)	(7)	—
$182	$348	Adjusted Net income	$161	$216
$176	$343	Adjusted Net income attributable to CNH Industrial N.V.	$158	$212
1,242	1,253	Weighted-average shares outstanding – diluted	1,241	1,253
$0.14	$0.27	Adjusted diluted EPS	$0.13	$0.17

$185	$437	Consolidated income before income taxes	$172	$275
39	(1)	Adjustments impacting Consolidated income before income taxes and equity income from unconsolidated affiliates (a)	27	(1)
$224	$436	Adjusted consolidated income before income taxes and equity income from unconsolidated affiliates (A)	$199	$274

$(47)	$(123)	Income tax expense	$(43)	$(76)
(8)	—	Adjustments impacting Income tax expense (b)	(7)	—
$(55)	$(123)	Adjusted income tax expense (B)	$(50)	$(76)

24.6%	28.2%	Adjusted effective tax rate (Adjusted ETR) (C=B/A)	25.1%	27.7%

		(a) Adjustments impacting consolidated income before income taxes and equity income from unconsolidated affiliates
$31	$11	Restructuring and other transformation expenses	$27	$5
—	(12)	Pre-tax gain related to the 2021 U.S. healthcare plan modification	—	(6)
8	—	Impairment of a minority investment	—	—
$39	$(1)	Total	$27	$(1)

		(b) Adjustments impacting Income tax expense
$(8)	$—	Tax effect of adjustments impacting consolidated income before income taxes and equity income from unconsolidated affiliates	$(7)	$—
$(8)	$—	Total	$(7)	$—